Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT

THE FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”), is made and entered June 30, 2025 by and between UTAH LAND & CAPITAL, LLC, a California limited liability company (“Landlord”) and QUANTUMSCAPE BATTERY, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease dated November 1, 2021 (the “Original Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord certain premises containing a total of 141,740 rentable square feet (the “Premises”) and consisting of the 1756 Building and the 1762 Building (as those buildings are defined in the Original Lease) which are located at 1756 and 1762 Automation Parkway, respectively, in San Jose, California, all as more particularly described in the Original Lease. Except as otherwise expressly provided herein to the contrary herein, all capitalized terms used in this Amendment shall have the same meanings given such terms in the Original Lease. The term “Lease” as used herein and in the Original Lease shall mean the Original Lease as modified by this Amendment.

B. Concurrently with the execution and delivery of this Amendment, MLC V SC – AUTOMATION, LLC, a California limited liability company (the “1750 Landlord”) and Tenant are entering into that certain Lease Termination Agreement dated on or about the date hereof (the “1750 Termination Agreement”) with respect to Tenant’s lease from the 1750 Landlord of certain premises described therein and located at 1750 Automation Parkway, San Jose, California.

C. Landlord and Tenant hereby agree to amend the Original Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing and good and valuable consideration as set forth hereafter, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

AGREEMENT

1.
Amendment to Monthly Basic Rent. Notwithstanding anything to the contrary set forth in this Amendment or the 1750 Termination Agreement, on or before July 1, 2025, Tenant shall remain obligated to pay all Rent for the Premises for the month of July 2025 pursuant to the terms and conditions of the Original Lease. The schedule of Monthly Basic Rent from August 1, 2025 through the Expiration Date shall be modified as follows:

Dates	1762 Bldg - Monthly Rent	1756 Bldg - Monthly Rent	Total Monthly Basic Rent	Annual Basic Rent
Aug 1, 2025 - Mar. 31, 2026	132,964.68	167,423.26	300,387.94	2,403,103.51*
Apr 1, 2026 - Mar. 31, 2027	136,953.62	172,445.96	309,399.58	3,712,794.94
Apr 1, 2027 - Mar. 31, 2028	141,062.23	177,619.33	318,681.56	3,824,178.73
Apr 1, 2028 - Mar. 31, 2029	145,294.09	182,947.92	328,242.01	3,938,904.13
Apr 1, 2029 - Mar. 31, 2030	149,652.92	188,436.35	338,089.27	4,057,071.23
Apr 1, 2030 - Mar. 31, 2031	154,142.50	194,089.44	348,231.95	4,178,783.35
Apr 1, 2031 - Mar. 31, 2032	158,766.78	199,912.13	358,678.91	4,304,146.90
Apr 1, 2032 - Sept. 30, 2032	163,529.78	205,909.49	369,439.27	2,216,635.63*

*Annual Basic Rent adjusted to the number of months in the period.

2.
CAM Reconciliations and Outstanding Rent: Tenant acknowledges and agrees that, as of the date of this Amendment, (i) Landlord has issued to Tenant an Actual Statement with respect to the reconciliation of Expenses under the Original Lease for the 2024 calendar year (the “2024 Actual Expense Statement”) that identifies an underpayment by Tenant of such Expenses (“2024 Expense Reconciliation Excess”) and (ii) Tenant has paid Expenses for the 2025 calendar year through July 2025 based on the 2024 Estimate Statement rather than the 2025 Estimate Statement resulting in an underpayment in estimated 2025 Expenses, which collectively result in a reconciliation payment of Expenses in the amount of $299,197.64 (the “Expense Reconciliation Payment”). In consideration of the terms and conditions of this Amendment and the 1750 Lease Termination Agreement, and as a full and final settlement of any disputes between Landlord and Tenant with respect the 2024 Actual Expense Statement only, Tenant shall pay to Landlord the Expense Reconciliation Payment within three (3) business days following the mutual execution and delivery of this Amendment. The payment of the Expense Reconciliation Payment by Tenant hereunder does not affect, prejudice or alter any rights of Tenant to audit Expenses or dispute any Expenses or items set forth in any Estimate Statement or Actual Statement delivered by Landlord in accordance with the terms and conditions of the Lease with respect to the 2025 calendar year or any future calendar year, all of which rights are expressly reserved to Tenant.
3.
Representations. Tenant represents and warrants to Landlord that (i) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof and (ii) no actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state. Landlord represents and warrants to Tenant that (i) Landlord has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof and (ii) that it has obtained the written approval of its lender to this Amendment.
4.
Brokers. Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker in the negotiating or making of this Amendment, except Colliers representing Tenant in connection with this Amendment. Tenant and Landlord shall each indemnify and hold the other harmless from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims that any other broker or brokers represents the indemnifying party and is entitled to a commission in connection with this Agreement. Tenant shall pay any commissions owed to Colliers in connection with this Amendment pursuant to a separate written agreement. The foregoing indemnity shall survive the expiration or earlier termination of this Amendment.

5.
Miscellaneous.

(a) Governing Law and Disputes. The validity, construction, and enforceability of this Amendment, and all matters or disputes arising under, in connection with or related to this Amendment will be governed by the laws of the State of California, without regard to its conflict of law principles.

(b) Entire Amendment. This Amendment constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous representations, understandings, and agreements, whether written or oral, between the parties regarding the subject matter hereof, all of which are merged into this Amendment.

(c) Binding Agreement. This Amendment shall bind and inure to the benefit of the parties and their respective successors, assigns and administrators.

(d) Amendment; Waiver. This Amendment may not be amended or modified except in writing signed by both parties, and the waiver of any breach or default will not constitute a waiver of any other right under this Amendment or any subsequent breach or default.

(e) Severability. If any provision of this Amendment is held to be illegal or unenforceable, such provision will be limited or eliminated to the minimum extent necessary so that the remainder of the Amendment will continue in full force and effect.

(f) Full Execution of this Amendment. Neither Landlord nor Tenant shall be bound by the terms of this Amendment unless and until both parties have executed this Amendment.

(g) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Amendment. This Amendment may be executed by a party’s signature via DocuSign or by electronic mail in pdf format (“pdf”), and execution of this Amendment by DocuSign or copies of this Amendment executed and delivered by means of pdf signatures shall have the same force and effect as executed and delivered with original signatures. All parties hereto may rely upon DocuSign or pdf signatures as if such signatures were originals. Any party executing and delivering this Amendment by pdf shall promptly thereafter deliver a counterpart of this Amendment containing said party’s original signature. All parties hereto agree that a DocuSign or pdf signature page may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD: UTAH LAND & CAPITAL, LLC, a California limited liability company By: /s/ Roger Fields Name: Roger Fields Title: Manager	TENANT: QUANTUMSCAPE BATTERY, INC. a Delaware corporation By: /s/ Kevin Hettrich Name: Kevin Hettrich Title: CFO

CONSENT OF GUARANTOR

The undersigned hereby consents and agrees to the amendment of the Original Lease pursuant to this Amendment and confirms that the Guaranty executed by the undersigned on November 1, 2021 with respect to the Original Lease (the "Guaranty") remains in full force and effect as to all of the obligations of the Tenant under the Lease, as hereby amended.

QUANTUMSCAPE CORPORATION,
a Delaware corporation

By: /s/ Kevin Hettrich
Name: Kevin Hettrich_______________
Title: CFO________________________